Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit 10.3

Addendum 7 to Ammunition Products Supply Agreement

This Addendum 7 is made pursuant to and amends the Ammunition Products Supply Agreement dated February 9, 2015, as subsequently amended, (“APSA”) between Federal Cartridge Company (“Federal”) and Alliant Techsystems Operations LLC (“Orbital ATK”) (collectively, the “Parties”).

The parties agree that the Agreement shall be modified as described herein. All terms and conditions of the Agreement not specifically addressed in this Addendum remain in full force and effect.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree to amend the APSA as follows:

Exhibit G. The Exhibit G originally referenced in Addendum 6 to the APSA is attached hereto.

Federal Cartridge Company	Alliant Techsystems Operations LLC

/s/ Jeffrey A. Ehrich	/s/ Dean L. Grayson

By: Jeffrey A. Ehrich	By: Dean L. Grayson
Title: Associate General Counsel	Title: General Counsel, Defense Systems Group

Date: May 18, 2017	Date: May 18, 2017

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

EXHIBIT G ‐ Revised
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